Ex. 99.1

Aytu BioPharma Divests U.S. Rights to Natesto® to Acerus Pharma

Strategic Transaction Provides $7.5M in Non-Dilutive Capital and Enables Pediatric and ADHD Product Focus Following the Recently Closed Merger with Neos Therapeutics

Englewood, CO, April 1, 2021 - Aytu BioPharma, Inc. (NASDAQ: AYTU) a specialty pharmaceutical company focused on commercializing novel therapeutics and consumer healthcare products, today announced the signing of an agreement with Acerus Pharmaceuticals Corporation (TSX: ASP, OTCQB: ASPCF) whereby Acerus will acquire all remaining rights to Natesto in the United States from Aytu. In consideration, Aytu will receive $7.5M in cash from Acerus, which is payable in $250,000 monthly payments over 30 months. Additionally, Acerus will assume all product responsibilities associated with Natesto following the April 1, 2021 effective date. Aytu will provide transition support to Acerus over a 120-day transition period.

“This strategic transaction is an important milestone for Aytu BioPharma as it solidifies our go-forward therapeutic focus on pediatric medicine and plan to become a leading specialty pediatrics company,” said Josh Disbrow, Chief Executive Officer of Aytu BioPharma. He further commented, “In conjunction with finalizing and closing the merger with Neos Therapeutics, we conducted a strategic review of our legacy Rx business. Following that review, we believe focusing commercial efforts on our newly expanded portfolio of ADHD and pediatric products provides the best opportunity to increase shareholder value. As such we will deploy our resources and sales force accordingly against pediatricians and ADHD clinicians as the newly formed Aytu BioPharma.” Along with receiving $7.5M in cash, Acerus will purchase all on-hand Natesto inventory from Aytu.

About Aytu BioPharma, Inc.

Aytu BioPharma is a specialty pharmaceutical company with a growing commercial portfolio of prescription therapeutics and consumer health products. The company’s primary prescription products treat attention deficit hyperactivity disorder (ADHD) and other common pediatric conditions. Aytu markets ADHD products Adzenys XR-ODT® (amphetamine) extended-release orally disintegrating tablets (see Full Prescribing Information, including Boxed WARNING), Cotempla XR-ODT® (methylphenidate) extended-release orally disintegrating tablets (see Full Prescribing Information, including Boxed WARNING), and Adzenys-ER® (amphetamine) extended-release oral suspension (see Full Prescribing Information, including Boxed WARNING). The company’s other pediatric products include Karbinal® ER (carbinoxamine maleate), an extended-release carbinoxamine (antihistamine) suspension indicated to treat numerous allergic conditions, and Poly-Vi-Flor® and Tri-Vi-Flor®, two complementary fluoride-based prescription vitamin product lines containing combinations of fluoride and vitamins in various formulations for infants and children with fluoride deficiency. The company’s evolution has been driven by strategic in-licensing, acquisition-based transactions and organic product growth. As Aytu continues this trajectory, the company is building a complimentary therapeutic development pipeline that will address significant unmet needs. For more information, please visit aytubio.com.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, or the Exchange Act. All statements other than statements of historical facts contained in this press release, are forward-looking statements. Forward-looking statements are generally written in the future tense and/or are preceded by words such as ''may,'' ''will,'' ''should,'' ''forecast,'' ''could,'' ''expect,'' ''suggest,'' ''believe,'' ''estimate,'' ''continue,'' ''anticipate,'' ''intend,'' ''plan,'' or similar words, or the negatives of such terms or other variations on such terms or comparable terminology. All statements other than statements of historical facts contained in this presentation, are forward-looking statements, including but not limited to any statements regarding future growth of the company’s product offerings and expansion of its development and commercial pipeline. Please also refer to the risks described in ''Risk Factors'' in Part I, Item 1A of Aytu's Annual Report on Form 10-K and in the other reports and documents it files with the Securities and Exchange Commission.

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Sarah McCabe
Stern Investor Relations
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